SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------

ICN Pharmaceuticals, Inc. ("ICN") has established a website (the "Proxy Website") in order to permit stockholders of ICN and other interested parties to obtain access to materials filed by ICN with the United States Securities and Exchange Commission ("SEC") and other relevant material, and to facilitate stockholder communication with ICN.

The Proxy Website can be accessed through ICN's website at www.icnpharm.com by clicking on the hyperlink labelled "Learn More About ICN's Annual Meeting" on the left side of the homepage. In addition, the Proxy Website can be accessed at www.icnproxy.com and www.icnannualmeeting.com.

The contents of the Proxy Website at this time have previously been filed with the SEC or included with this filing, including, pursuant to separate
Schedule 14A filings on the following dates: March 25, 2002, March 26, 2002, April 3, 2002, April 4, 2002, April 5, 2002, April 9, 2002, April 11,
2002, April 12, 2002, April 17, 2002, April 18, 2002, and April 19, 2002.
Any additional content on the Proxy Website will be filed with the SEC on
Schedule 14A filings no later than the date the content is added to the Proxy Website.

[LOGO - ICN]

                            2002 ANNUAL MEETING

-----------------------                                     ---------------
  MESSAGES FROM THE                                           WHY SUPPORT
      CHAIRMAN                                                     ICN
-----------------------                                        MANAGEMENT
      NEWSROOM                                              ---------------
-----------------------
  BOARD OF DIRECTORS                                        ---------------
-----------------------   DELIVERING SHAREHOLDER VALUE        TAKE A LOOK
     SEC FILINGS          ----------------------------         AT THE ICN
-----------------------       KEEPING OUR PROMISES            BOARD SLATE
     HOW TO VOTE                                            ---------------
-----------------------
         FAQ                                                ---------------
-----------------------                                         HOW ICN
     CONTACT US                                                INCREASES
-----------------------                                        SHAREHOLDER
        HOME                                                      VALUE
-----------------------                                     ---------------


  3300 Hyland Ave
Costa Mesa, CA 92626

COSTA MESA, CALIF., Apr 12, 2002

ICN Pharmaceuticals, Inc. said today that it had "kept its promise" with the listing and sale of the IPO of its biotechnology unit Ribapharm on the New York Stock Exchange. The ticker symbol of the new company is RNA.

"We have successfully launched Ribapharm, and have kept our promise to shareholders," said Milan Panic, Chairman and CEO of ICN. "From the time ribavirin was synthesized in ICN laboratories over 30 years ago, this has been an amazing story of persistence. Ribapharm now stands alone to continue this story to the benefit of all of its and ICN's shareholders."

STOP...LOOK...LISTEN..., APR 19, 2002

ICN urges shareholders to ignore the proxy materials mailed this week by an opposition group of minority shareholders, and to vote only after you receive proxy materials from ICN directly. The opposition group of two organizations has commenced a proxy fight in order to elect its own slate of nominees to ICN's Board.

-----------------------------------------------------------------------------
ICN has filed a preliminary proxy statement relating to ICN's 2002 annual meeting of stockholders with the Securities and Exchange Commission on April 19, 2002 and will file with the SEC and forward to ICN stockholders a definitive proxy statement. ICN stockholders are strongly advised to read the definitive proxy statement when it becomes available, as it will contain important information. Stockholders may obtain the preliminary proxy statement and will be able to obtain the definitive proxy statement, when available, and any amendments to the proxy statement and other documents filed by ICN with the SEC for free at the Internet website maintained by the SEC at WWW.SEC.GOV. In addition, ICN will mail the definitive proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the definitive proxy statement and any amendments to the definitive proxy statement available for free to ICN's stockholders. Please direct your request for the definitive proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors and director nominees may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the preliminary proxy statement filed with the SEC on April 19, 2002.

[LOGO - ICN]

                            2002 ANNUAL MEETING

                                  NEWSROOM


As Seen in the National Media

25.MAR.2002    ICN's Stock Outperforms Major Indexes

18.MAR.2002    Record 4th Quarter and Full Year Results

Press Releases

19.APR.2002    ICN Pharmaceuticals Urges Shareholders to Ignore Opposition
               Proxy

19.APR.2002    ICN Pharmaceuticals Files Proxy With SEC; Company Names Slate
               of Directors

17.APR.2002    ICN Responds to Opposition Letter Filing

12.APR.2002    ICN's Ribapharm Unit Goes Public on NYSE

12.APR.2002    ICN Debt Tender Offer Is Priced

10.APR.2002    Ribapharm Option Package for ICN Management and Directors
               Dropped

08.APR.2002    ICN Pharmaceuticals Attacks Rival Proxy Filing As
               Counterproductive to Restructuring Progress; Says
               Restructuring and Performance Promises All Have Been Kept

08.APR.2002    ICN Pharmaceuticals Sets Annual Meeting and Record Date

03.APR.2002    ICN Pharmaceuticals Reaffirms Independent Role of Nominating
               Committee

03.APR.2002    ICN Pharmaceuticals Elects Former SEC Chief Roderick Hills
               To Board of Directors

25.MAR.2002    ICN Announces 2002 Nominating Committee

Last Updated: 04/19/2002

ICN has filed a preliminary proxy statement relating to ICN's 2002 annual meeting of stockholders with the Securities and Exchange Commission on April 19, 2002 and will file with the SEC and forward to ICN stockholders a definitive proxy statement. ICN stockholders are strongly advised to read the definitive proxy statement when it becomes available, as it will contain important information. Stockholders may obtain the preliminary proxy statement and will be able to obtain the definitive proxy statement, when available, and any amendments to the proxy statement and other documents filed by ICN with the SEC for free at the Internet website maintained by the SEC at WWW.SEC.GOV. In addition, ICN will mail the definitive proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the definitive proxy statement and any amendments to the definitive proxy statement available for free to ICN's stockholders. Please direct your request for the definitive proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors and director nominees may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the preliminary proxy statement filed with the SEC on April 19, 2002.

[LOGO - ICN]

                            2002 ANNUAL MEETING


                          ICN'S BOARD OF DIRECTORS

MILAN PANIC
Chairman and Chief Executive Officer, ICN Pharmaceuticals, Inc.

ADAM JERNEY
President and Chief Operating Officer, ICN Pharmaceuticals, Inc.

SENATOR BIRCH E. BAYH, ESQ
Senior Partner-Oppenheimer, Wolff, Donnelly & Bayh, LLP, United States Senator, 1963-1981

ABRAHAM E. COHEN
Retired Senior Vice President of Merck & Co. and President of the Merck Sharp & Dohme International Division (MSDI)

JEAN-FRANCOIS KURZ
Chairman of the Board, Banque Pasche S.A., Geneva Former Member of the Board, DG Bank Switzerland Ltd.

STEPHEN D. MOSES
Chairman of the Board, Stephen Moses Interests, Former Chairman of National Investment Development Corporation and Brentwood Bank in Los Angeles, California

NORMAN BARKER, JR
Chief Executive Officer and Chairman of the Board of the First Interstate Bank of California

ROSEMARY TOMICH
Hope Cattle Company and A.S. Tomich Construction Company

EDWARD A. BURKHARDT
President of Rail World, Inc.

GENERAL RONALD R. FOGLEMAN
United States Airforce, Retired

STEVEN J. LEE
PolyMedica Corporation

RODERICK HILLS
Chairman of the Securities & Exchange Commission (1975-77)

[LOGO - ICN]

                            2002 ANNUAL MEETING


                  SECURITIES & EXHANGE COMMISSION FILINGS


SEC Filings

19.APR.2002    ICN PHARMACEUTICALS INC filed this PREC14A on 04/19/2002 ICN
               Proxy Statement

19.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/19/2002
               Press Release - ICN Files Proxy with SEC

19.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/19/2002
               Press Release - ICN Urges Shareholders to Ignore Opposition
               Proxy

18.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/18/2002
               Wall Street Journal Advertisement - 4/18/02
               Press Release - ICN Responds to Opposition Letter Filing

17.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/17/2002
               Press Release - ICN Completes Sale of Ribapharm Shares and
               Debt Tender

11.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/11/2002
               Press Release - Ribapharm Option Package Dropped

11.APR.2002    RIBAPHARM INC filed this S-1/A on 04/11/2002
               Ribapharm S-1A - Amendment 8.

09.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/09/2002
               Press Release - ICN Attacks Rival Proxy Filing as
               Counterproductive

09.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/09/2002
               Press Release - ICN Sets Annual Meeting and Record Date

09.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/09/2002
               Wall Street Journal Advertisement - 4/9/02

05.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/05/2002
               Barron's Advertisement - 4/8/02

04.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/04/2002
               Background Information on ICN Directors

03.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/03/2002
               Shareholder Letter - Copies of recent advertisements

03.APR.2002    ICN PHARMACEUTICALS INC filed this DEFA14A on 04/03/2002
               Press Release - ICN Elects Former SEC Chief Roderick Hills
               To Board

Last Updated: 04/19/2002

ICN has filed a preliminary proxy statement relating to ICN's 2002 annual meeting of stockholders with the Securities and Exchange Commission on April 19, 2002 and will file with the SEC and forward to ICN stockholders a definitive proxy statement. ICN stockholders are strongly advised to read the definitive proxy statement when it becomes available, as it will contain important information. Stockholders may obtain the preliminary proxy statement and will be able to obtain the definitive proxy statement, when available, and any amendments to the proxy statement and other documents filed by ICN with the SEC for free at the Internet website maintained by the SEC at WWW.SEC.GOV. In addition, ICN will mail the definitive proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the definitive proxy statement and any amendments to the definitive proxy statement available for free to ICN's stockholders. Please direct your request for the definitive proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors and director nominees may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the preliminary proxy statement filed with the SEC on April 19, 2002.

[LOGO - ICN]

                            2002 ANNUAL MEETING


                                HOW TO VOTE


                               STOP...
                                  LOOK...
                                     LISTEN...




ICN urges shareholders to ignore any proxy materials sent by an opposition group of minority shareholders, and to vote only after you receive proxy materials from ICN directly. The opposition group of two organizations has commenced a proxy fight in order to elect its own slate of nominees to ICN's Board.

[LOGO - ICN]

                            2002 ANNUAL MEETING


                        FREQUENTLY ASKED QUESTIONS

ANNUAL MEETING
-  WHEN AND WHERE IS THE ANNUAL MEETING BEING HELD?
-  WHY IS THE SIZE OF THE BOARD BEING REDUCED FROM 12 TO 9?
-  WHY SHOULD I SUPPORT THE SLATE PROPOSED BY ICN MANAGEMENT?

ICN BOARD SLATE QUESTIONS
-  WHO IS IN THE ICN SLATE?
-  WHY IS RICHARD H. KOPPES ON BOTH THE ICN SLATE AND THE DISSIDENT SLATE?
-  WHAT IS THE COMPOSITION OF THE ICN BOARD?

RESTRUCTURING QUESTIONS
-  HOW HAS ICN INCREASED SHAREHOLDER VALUE?
-  HOW STRONG IS ICN'S PATENT POSITION?
-  WHAT IS THE TIMING OF THE ICN INTERNATIONAL OFFERING?

ANNUAL MEETING

Q: When is the annual meeting being held?

A: The annual meeting with be held on May 29, 2002 at the company's headquarters at 10:00 a.m. PDT. The address is 3300 Hyland Avenue, Costa Mesa, CA.


Q: Why is the size of the Board being reduced from twelve to nine?

A: The Board of Directors currently consists of 12 members and will consist of nine members after this election. The reduction in the Board size was part of the agreement that ICN entered into with Special Situation Partners on October 19, 2000, which stated that the Board will be reduced to nine members no later than the 2002 Annual Meeting of Stockholders.


Q: Why should I support the slate proposed by ICN management?

A: A vote for the ICN proposed slate is a vote for ICN management. ICN continues to deliver on its promises to unlock shareholder value inclusive of executing its restructuring plan as exemplified by the April 17th IPO of Ribapharm and the repayment of approximately $625 million of high yield debt.


ICN BOARD SLATE QUESTIONS

Q: Who is on the ICN slate?

A: The ICN nominees are Senator Birch E. Bayh, Abraham E. Cohen, and Richard H. Koppes.

Senator Bayh and Mr. Cohen currently serve as directors of the Company. Senator Bayh has been a partner in the Washington, D.C. firm of Venable, Baetjer and Howard LLP since May 2001. Senator Bayh served as a U.S. Senator from the State of Indiana from 1963 until 1981.

Mr. Cohen was elected to the Board of Directors on April 10, 2002 upon the resignation of Mr. Alan F. Charles who served as a director since 1986 and was recently appointed Executive Vice President, Corporate Relations of ICN. Mr. Cohen is the retired Senior Vice President of Merck & Co. and President of the Merck Sharp & Dohme International Division (MSDI).

Richard H. Koppes has been Of Counsel to the law firm of Jones, Day, Reavis & Pogue since 1996, and is Co-Director of Executive Education Programs at Stanford University School of Law.

Q: Why is Richard H. Koppes on both the ICN slate and the dissident slate?

A: Mr. Koppes is a nationally recognized figure in the area of corporate governance. Mr. Koppes submitted his name for consideration to the independent Nominating Committee (which consists of three independent directors) and was found to have the highest qualifications.

Stockholders are advised that Mr. Koppes has stated, as set forth in his letter reproduced in full in ICN's proxy statement, that he presently intends to solicit proxies on behalf of the Dissident Stockholders' other two candidates, Messrs. O'Leary and Thurman, as well as himself and to campaign against ICN's other two candidates, Senator Bayh and Mr. Cohen. Accordingly, Mr. Koppes' inclusion on ICN's proxy card and in ICN's proxy materials should not be taken as implying in any way that he is supporting or soliciting shareholders to vote for the Board's other two candidates, Senator Bayh or Mr. Cohen.

Q: What is the composition of the ICN Board?

A: As of the Annual Meeting of Stockholders on May 29, 2002, the ICN Board will be reduced nine members. In addition to the three board nominees, the six directors include:
Directors whose terms expire in 2003:

   o Milan Panic, the founder of ICN, Chairman of the Board, Chief Executive Officer, President of ICN
   o  Roderick M. Hills, Former Chairman, Securities and Exchange
      Commission, Partner of the law firm of Hills & Stern since 1996 and Chairman of Hills Enterprise.
   o  Jean-Francois Kurz, Chairman of the Board of Banque Pasche S.A.,
      Geneva

Directors whose terms expire in 2004:

   o  Edward A. Burkhardt, President of Rail World, Inc. since August 1999
   o Ronald R. Fogleman, United States Air Force General (Retired), President of Durango Aerospace, Inc. since 1998
   o Steven J. Lee, Chairman and Chief Executive Officer of PolyMedica Corporation since June 1996


RESTRUCTURING QUESTIONS


Q: How has ICN increased shareholder value?

A: ICN's Board and management are on track with its restructuring. For the year 2001, ICN posted record revenues of $858 million and record pre-tax income of $144 million. Year over year from March 2001 to March 2002, ICN stock outperformed the drug industry by 42%. On April 17th, ICN completed the IPO of its biotechnology unit Ribapharm and has filed to request a ruling from the IRS regarding the spin-off of Ribapharm.


Q: How strong is ICN's patent position?

A: ICN holds a very strong intellectual property position. There is no NDA for ribavirin alone. There are broad method of use and related patents held by ICN, and for combination therapy with interferon, by Schering-Plough, that extend to 2015-17. (In the EU and Japan, ICN has applied for extensions for important patents to about 2010.) In our license agreement with Schering-Plough, they are prohibited from licensing ribavirin to other companies either for mono or combination therapy.


Q: What is the timing of the ICN International offering?

A: We continue to evaluate the European equity markets and will complete the offering of ICN International when the equity market reopens per the advice of our investment bankers, UBS Warburg.

[LOGO - ICN]

                            2002 ANNUAL MEETING


                        CONTACT ICN

STREET ADDRESS & TELEPHONE              PRESS & INVESTOR INFORMATION
ICN Pharmaceuticals, Inc                Alan F. Charles
3300 Hyland Avenue                      Executive Vice President,
Costa Mesa, California U.S.A. 92626     Public Relations

(714) 545-0100                          Tel: (714) 545-0100 X3013
                                        Fax: (714) 641-7256

[LOGO - ICN]

                            2002 ANNUAL MEETING



                         WHY SUPPORT ICN MANAGEMENT

A vote for the ICN proposed slate is a vote for ICN management. ICN management has a proven track record of delivering record results including posting full year 2001 record revenues of $858 million and record 2001 pre-tax income of $144 million. Year-over-year, ICN stock has outperformed the drug industry by 42%. ICN management continues to deliver on its promises to unlock shareholder value. ICN is executing its restructuring plan. Most recently on April 17th, ICN successfully completed the IPO of Ribapharm.

----------------------------------------------------------------------------

PROVEN TRACK RECORD

Following the IPO on April 17, 2002, ICN owns approximately 82% of Ribapharm. ICN was able to discover, develop, and partner their biotechnology drug ribavirin - one of the largest biotechnology drugs in the world. This compound was discovered in the ICN labs and is now the first line treatment of Hepatitis C. Hepatitis C is a chronic disease that has no known cure and is estimated to affect about 170 million people. In fact, 3% of the world population are infected with hepatitis C virus (HCV) and 70% of them will develop cirrhosis of the liver and/or liver cancer according to the National Centers for Disease Control and Prevention. The serious nature and the frequency of hepatitis C in the world population make the search for new therapies of prime importance

Schering-Plough has the exclusive worldwide marketing rights for ribavirin. Since 1997, ICN has seen tremendous growth with ribavirin sales and royalties. The compounded growth rate from 1997 until 2001 has been 160%. In just 2001 alone, royalties paid to ICN from Schering Plough was almost $139 million.

Over two years ago, (February 2000) ICN management engaged Warburg Dillon Read (today UBS Warburg) as advisors to the Company for the exploration of strategic alternatives for ICN's three underlying businesses: biotechnology, international and specialty pharmaceuticals. Based on UBS Warburg's advice, ICN management decided that the best way to unlock shareholder value would be to divide ICN into three completely separate companies, Ribapharm, ICN International and ICN Americas.

ICN management and its advisors believed that the proposed restructuring plan into three individual businesses would provide greater transparency for valuation and each operation would benefit from a separate corporate structure, and from a focused management team. Wall Street would be afforded the opportunity to properly value each asset based on growth dynamics and long-term potential. ICN management had always intended on providing shareholders with currency more directly linked to each business and its performance.

     o    Raised $525 million in a convertible note offering;
     o    Filed prospectus for ICN International;
     o Filed to request ruling from the IRS regarding the spin-off of Ribapharm;
     o    Repaid approximately $625 million of high yield debt;
     o    Ribapharm IPO: issued 26 million shares, at $10;
     o Proposed spin-off of Ribapharm to ICN's stockholders - anticipated later in 2002.


After the announcement of the reorganization, ICN filed an S-1 for the biotechnology business, Ribapharm, and soon thereafter filed the prospectus for ICN International. ICN has successfully completed the initial public offering of Ribapharm on April 17, 2002. The Company has delivered their promise to shareholders. This offering is a major milestone in the restructuring process and demonstrates the credibility of management to execute the balance of the restructuring strategy.


ICN has been creating value through performance that has been recognized by investors through significant benchmarks in revenue, dividends and operating income. Revenues for the last six years on a compounded basis has equated to 24% increase, dividends has resonated 9% compounded growth and operating income has grown 31%. ICN has been delivering record numbers year-over-year for investors by increasing the royalty stream from ribavirin, expanding the depth of the drug development pipeline, and lastly, restructuring the company.

     o    Stockholders' equity rose $803 million as of December 31, 2001
     o Record revenue of $858.1 million in 2001 compared to $800.3 in 2000, up 25% from a year ago
     o    Operating income of $189.3 million compared to $184.0 million in
          2000
     o    Pre-tax income of $144.4 million in 2001 compared to $129.6 million in 2000
     o Income for 2001 before an extraordinary loss due to repurchase of debt (due to the restructuring plan) was $85.2 million compared to $93.4 million in 2000
     o    EBITDA was $260 million in 2001.

[LOGO - ICN]

                            2002 ANNUAL MEETING


                     TAKE A LOOK AT THE ICN BOARD SLATE

The ICN nominees are Senator Birch E. Bayh, Jr., Abraham E. Cohen and Richard A. Koppes. Senator Bayh and Mr. Cohen currently serve as directors of the Company.


SENATOR BIRCH E. BAYH JR. has been a partner in the Washington, D.C. firm of Venable, Baetjer and Howard LLP since May 2001. Senator Bayh served as a U.S. Senator from the State of Indiana from 1963 until 1981.


ABRAHAM E. COHEN was elected to the Board of Directors on April 10, 2002 upon the resignation of Mr. Alan F. Charles who served as a director since 1986 and was recently appointed Executive Vice President, Corporate Relations of ICN. Mr. Cohen is the retired Senior Vice President of Merck & Co. and President of the Merck Sharp & Dohme International Division (MSDI).


RICHARD H. KOPPES has been Of Counsel to the law firm of Jones, Day, Reavis & Pogue since 1996, and is Co-Director of Executive Education Programs at Stanford University School of Law. Mr. Koppes held several positions with CALPERS, and is regarded nationally as a strong independent leader in corporate governance issues.

Stockholders are advised that Mr. Koppes has stated, as set forth in his letter reproduced in full in ICN's proxy statement, that he presently intends to solicit proxies on behalf of the Dissident Stockholders' other two candidates, Messrs. O'Leary and Thurman, as well as himself and to campaign against ICN's other two candidates, Senator Bayh and Mr. Cohen. Accordingly, Mr. Koppes' inclusion on ICN's proxy card and in ICN's proxy materials should not be taken as implying in any way that he is supporting or soliciting shareholders to vote for the Board's other two candidates, Senator Bayh or Mr. Cohen.

[LOGO - ICN]

                            2002 ANNUAL MEETING


                    HOW ICN INCREASES SHAREHOLDER VALUE

- RESTRUCTURING
- FINANCIAL TRACK RECORD
- STOCK PERFORMANCE

RESTRUCTURING

Almost two years ago, (February 2000) ICN management engaged Warburg Dillon Read (today UBS Warburg) as advisors to the Company for the exploration of strategic alternatives for ICN's three underlying businesses: biotechnology, international and specialty pharmaceuticals. Based in part on UBS Warburg's advice, ICN management decided to divide ICN into three completely separate companies, Ribapharm, ICN International and ICN Americas.

ICN management and its advisors believed that the proposed restructuring plan into three individual businesses would provide greater transparency for valuation and each operation would benefit from a separate corporate structure, and from a focused management team. Wall Street would be afforded the opportunity to properly value each asset based on growth dynamics and long-term potential. ICN management had always intended on providing shareholders with currency more directly linked to each business and its performance.

Since the announcement, ICN has made considerable progress in implementing the restructuring plan.

     o    Raised $525 million in a convertible note offering;
     o    Filed prospectus for ICN International;
     o Filed to request ruling from the IRS regarding the spin-off of Ribapharm;
     o    Repaid approximately $625 million of high yield debt;
     o    Ribapharm IPO: issued 26 million shares, at $10;
     o    Proposed tax-free spin-off of Ribapharm to ICN's stockholders
          - anticipated later in 2002.

After the announcement of the reorganization, ICN filed an S-1 for the biotechnology business, Ribapharm, and soon thereafter filed the prospectus for ICN International. ICN has successfully completed the initial public offering of Ribapharm on April 17, 2002. The Company has delivered their promise to shareholders. This offering is a major milestone of the restructuring process and demonstrates credibility of management execute the balance of the restructuring strategy.

FINANCIAL TRACK RECORD

ICN has been creating value through performance that has been recognized by investors through significant benchmarks in revenue, dividends and operating income. Revenues for the last six years on a compounded basis has equated to 24% increase, dividends has resonated 9% compounded growth and operating income has grown 31%. ICN has been delivering record numbers year-over-year for investors by increasing royalty stream from ribavirin, expanding the depth of drug development pipeline, and lastly,restructuring the company.

For year ended - December 31, 2001:

     o Record revenue of $858.1 million in 2001 compared to $800.3 in 2000, up 25% from a year ago
     o    Operating income $189.3 million compared to $184.0 million in
          2000
     o    Pre-tax income $144.4 million compared to $129.6 million in 2000
     o Income for 2001 before an extraordinary loss due to repurchase of debt (due to the restructuring plan) was $85.2 million compared to $93.4 million in 2000
     o    EBITDA was $260 million in 2001.
     o    Stockholders' equity rose $803 million in 2001

During the year, ICN repurchased and redeemed an aggregate of $308 million of 9 1/4% and 8 3/4% senior notes, resulting in an extraordinary charge of $21.1 million net of taxes.

Royalties from ribavirin in 2001 were $137.0 million, down form $155.1 million in 2000, reflecting the warehousing of patients as physicians awaited the availability of pegylated interferon/ribavirin combination treatment. Approval in the United States was obtained in August 2001.

STOCK PERFORMANCE

ICN Pharmaceuticals YTD Stock Chart (April 19, 2001 - April 19, 2002)

April 18, 2001 - Price: $ 24.98
April 20, 2002 - Price: $ 29.03

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